PROSPECTUS

EXELON CORPORATION

2020 LONG-TERM INCENTIVE PLAN

28,969,645 Shares of Common Stock, No Par Value

This prospectus covers up to 28,969,645 shares of Common Stock of Exelon Corporation that may be issued under the Exelon Corporation 2020 Long-Term Incentive Plan. Shares of Exelon Corporation Common Stock are listed on the Nasdaq Global Select Market under the ticker symbol “EXC.”

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or referred to in this prospectus . We have not authorized anyone to provide you with information that is different.

The information contained in this prospectus is correct as of the date of this prospectus . You should be aware that some of this information may have changed by the time this document is delivered to you.

The date of this prospectus is May 27, 2020.

SUMMARY

This prospectus relates to shares of common stock (the “Common Shares”) which will be issued pursuant to awards granted to employees, non-employee directors and persons expected to become employees and non-employee directors of Exelon Corporation (the “Company”) and its subsidiaries, pursuant to the Exelon Corporation 2020 Long-Term Incentive Plan (the “Plan”). References in this prospectus to the “Company” include the Company and its subsidiaries, unless otherwise indicated or required by context.

The Plan’s purposes are to (i) align the interests of the Company’s stockholders and recipients of awards under the Plan by increasing the proprietary interest of such recipients in the growth and success of the Company and its subsidiaries with which such recipients are employed, (ii) advance the interests of the Company by attracting and retaining employees and non-employee directors and (iii) motivate such persons to act in the long-term best interests of the Company, and its stockholders.

The Plan provides that up to 28,969,645 Common Shares will be reserved for future issuance under the Plan, subject to adjustment in certain events. This includes (i) 21,900,000 newly registered Common Shares that have been reserved for issuance under the Plan plus (ii) up to 7,069,645 Common Shares that, as of the March 1, 2020, remained available for grant under the 2011 Exelon Corporation Long-Term Incentive Plan (the “Prior Plan”). Since the effective date of the Plan, no further awards have been made under the Prior Plan.

The Plan provides authority to grant to Plan participants options to purchase Common Shares (“Options”) in the form of Incentive Stock Options or Nonqualified Stock Options, Stock Appreciation Rights (“SARs”) in the form of Tandem SARs or Free-Standing SARs, Stock Awards in the form of Restricted Stock Awards, Restricted Stock Unit Awards, or Performance Share Awards, and Performance Unit and Deferred Stock Unit Awards. The provisions of the Plan are intended to satisfy the requirements of Section
16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

A summary of the material features of the Plan follows. This summary is qualified in its entirety by reference to the full text of the Plan, a copy of which was filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March
18, 2020 and which may be obtained by accessing our SEC filings from the Securities and Exchange
Commission’s website at http://www.sec.gov. A copy of the Plan may also be obtained directly from the Company. In the event of any conflict between the statements made in this prospectus, on the one hand, and the terms of the Plan and the written agreement relating to an award, on the other hand, the terms of the Plan and such agreement will govern.

Additional information concerning the Plan may be obtained, upon written or oral request, from Exelon Corporation, Attn: Corporate Secretary, 10 South Dearborn Street, P.O. Box 805379 Chicago, Illinois, 60680, telephone number (800) 483-3220.

DESCRIPTION OF THE PLAN

Eligibility

Participants in the Plan consist of such employees, non-employee directors and persons expected to become employees and non-employee directors of the Company and its subsidiaries as the Committee (defined below) may select from time to time as award recipients, subject to any such additional conditions as the Company may require from time to time.

Shares Subject to the Plan

A maximum of 28,969,645 Common Shares are initially available for all awards under the Plan. The number of Common Shares that remain available for future grants under the Plan will be reduced by the sum of the aggregate number of Common Shares which become subject to outstanding Options, outstanding Free-Standing SARs, outstanding Stock Awards, outstanding Deferred Stock Units, and outstanding Performance Awards denominated in Common Shares (which may be Performance Share Awards or Performance Unit Awards).

If an award under the Plan is cancelled, forfeited, terminated, expired unexercised or is settled in cash, then the Common Shares subject to that award may again be issued under the Plan. In addition, Common Shares that are tendered or withheld to satisfy any tax withholding obligations with respect to an award, other than an Option or stock-settled SAR, shall increase the number of shares available for future grants under the Plan. Common Shares subject to an award under the Plan will not again be available for issuance if such shares are (i) shares that were subject to an option or a stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such Option or SAR (including, without limitation, any shares withheld to pay the purchase price or withholding taxes of an Option or SAR), (ii) shares delivered to the Company to pay the purchase price or the withholding taxes related to an outstanding Option or SAR, or (iii) shares repurchased by the Company on the open market with the proceeds of an Option exercise.

Administration

The Plan will be administered as follows (i) by the Compensation and Leadership Development Committee (or a successor committee) of the Board of Directors of the Company (the “Board”), in the case of awards granted to employees, (ii) by the Corporate Governance Committee of the Board (or a successor committee), in the case of awards granted to non-employee directors or (iii) by such other committee designated by the Board (in each case, the “Committee”). The Committee will, in any case, consist of two or more Board members, each of whom is intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the Nasdaq Global Select Market.

Subject to the provisions of the Plan, the Committee has exclusive discretion to select the eligible persons who may participate in the Plan and to determine the form, amount and timing of each award to such persons and, if applicable, determine the number of Common Shares, the number of SARs, the number of Restricted Stock Units, the number of Deferred Stock Units or the number of Performance Units subject to an award. The Committee may also determine the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including the form of the award terms evidencing the award.

The Committee has the authority to administer and interpret the Plan and awards, and its decisions are final, binding and conclusive. The Committee may delegate some or all of its power and authority under the Plan to the Board or, with respect to awards granted to employees, to the Chief Executive Officer or other executive officer of the Company, except that the Committee may not delegate its power and authority to the Chief Executive Officer or any other executive officer with respect to any award granted to any person that is subject to Section 16 of the Exchange Act. No member of the Board or Committee, and no person to whom the Committee delegates any of its power and authority, will be liable for his or her own or another person’s acts, omissions, interpretations, constructions or determinations made in connection with the Plan in good faith.

Committee members are selected by and serve at the pleasure of the Board and receive compensation fixed by the Board and reimbursements for expenses incurred while performing their duties. Additional information concerning the Committee may be obtained upon request from Exelon Corporation, Attn: Corporate Secretary, 10 South Dearborn Street, P.O. Box 805379 Chicago, Illinois,
60680, telephone number (800) 483-3220.

Awards Under the Plan

Types of Awards

Awards under the Plan may include one or more of the following types: (i) Options; (ii) SARs; (iii) Restricted Stock Awards; (iv) Restricted Stock Unit Awards; (v) Deferred Stock Unit Awards, (vi) Performance Share Awards and (vii) Performance Unit Awards.

Options

An Option is the right to purchase a specified number of Common Shares at a price (the “Purchase Price”) and at times fixed by the Committee on the date of grant. Options may be in the form of Incentive Stock Options or Nonqualified Stock Options. The Committee has full power to determine the number of Common Shares subject to Options and, except as specified in the Plan, to fix the terms of the Options. Under the terms of the Plan, no Option will be exercisable later than ten (10) years after the date of grant; provided, however, that if an Incentive Stock Option is granted to any person who, on the date of grant, owns more than 10% of the total combined voting power of all classes of stock of the Company (a “Ten Percent Holder”), the Option will not be exercisable later than five years after its date of grant. To the extent that any Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it will constitute a Nonqualified Stock Option.

The Purchase Price of an Option will not be less than 100% of the fair market value of the underlying share of Common Stock on the date of grant, and if an Incentive Stock Option is granted to a Ten Percent Holder, the Purchase Price of the Option will not be less than 110% of the fair market value of the underlying share of Common Stock on the date of grant.

A Plan participant may exercise an Option (i) by giving notice to the Company specifying the number of whole Common Shares to be purchased and accompanying the notice with full payment of the Purchase Price, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise and (iii) executing any documents that the Company requests. The Purchase Price may be paid in the form permitted by the agreement relating to the Option (including cash, the delivery of Common Shares, the withholding of Common Shares, through a broker-dealer, or by a combination of cash, withheld Common Shares and delivered Common Shares).

In the event that an Option is not exercised by the last day on which it is exercisable, and the Purchase Price is below the fair market value of a share of Common Stock on such date by at least a minimum amount as may be determined by the Committee or its delegate, the Option will be deemed exercised on that date, and a number of Common Shares having a fair market value equal to the excess of (i) the fair market value of the aggregate number of Common Shares subject to the Option, to the extent then vested, minus (ii) the Purchase Price and any required tax withholding and any applicable costs, will be issued to the holder of the Option.

The Committee may specify additional Option terms in the Option agreement, including whether the Option will be subject to a performance period and performance measures. The agreement relating to the Option will also specify the terms relating to the exercise, cancellation or other disposition of an Option upon termination of employment or service with the Company.

The Plan expressly disallows the repricing of Options without stockholder approval and expressly states that holders of an Option will not be entitled to receive dividend equivalents with respect to the Common Shares subject to such Option.

Stock Appreciation Rights

SARs are rights to receive, without payment of a purchase or exercise price, Common Shares (including shares of Restricted Stock) or, to the extent provided in the award terms, cash or a combination thereof, based on the increase in the value of the number of Common Shares specified in the SAR. The SAR agreement will specify whether the SAR is a Tandem SAR or a Free-Standing SAR. A Tandem SAR provides the Plan participant with a choice of exercising an Option or SAR, with the exercise of one eliminating the right to exercise the other.

The base price of a Tandem SAR will be the Purchase Price of the related Option. The base price of a Free-Standing SAR will not be less than 100% of the fair market value of the underlying Common Shares on the date of grant.

SARs may be exercised at such times and in such installments as established by the Committee. Under the terms of the Plan, no SAR will be exercisable later than ten (10) years after the date of grant; provided, however, that no Tandem SAR will be exercised later than the expiration, cancellation, forfeiture or other termination of the related Option. A Plan participant may exercise an SAR by (i) giving written notice to the Company specifying the number of whole SARs that are being exercised and (ii) executing any documents that the Company requests. In the case of a Tandem SAR, a Plan participant will also surrender to the Company any Options that were cancelled by reason of such exercise.

In the event that a SAR is not exercised by the last day on which it is exercisable, and the base price is below the fair market value of a share of Common Stock on such date by at least a minimum amount as may be determined by the Committee or its delegate, the SAR shall be deemed exercised on such date, and a number of Common Shares having a fair market value equal to the excess of (i) the fair market value of the aggregate number of Common Shares subject to such SAR, to the extent vested on such date, minus (ii) the base price and any required tax withholding and any applicable costs, shall be issued to the holder of such award.

Each SAR will be subject to any other terms and conditions that the Committee determines, including whether the SAR will be subject to performance measures and the terms relating to the exercise, cancellation or other disposition of an SAR upon termination of employment or service with the Company.

The Plan expressly disallows the repricing of SARs without stockholder approval and expressly states that holders of an SAR will not be entitled to receive dividend equivalents with respect to the Common Shares subject to such SAR.

Restricted Stock

Restricted Stock consists of Common Shares that during a period designated by the Committee (the “Restriction Period”) may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of by a Plan participant. During the Restriction Period, the Common Shares subject to the Restricted Stock Award will be held by a custodian in book entry form with the restrictions on the Common Shares noted. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable performance measures), subject to the Company’s right to require payment of any taxes, the restrictions shall be removed from the requisite number of any Common Shares that are held in book entry form.

Unless otherwise set forth in the award terms, a Plan participant who receives a Restricted Stock Award will have, before the Restriction Period expires, the ownership rights of the Common Shares subject to the award. These ownership rights include the right to vote and receive dividends or other distributions made with respect to such Common Shares; except that any such distribution or dividend will be deposited with the Company and be subject to the same restrictions that apply to the Common Shares with respect to which such distribution or dividend was made.

Each Restricted Stock Award will be subject to any other terms and conditions that the Committee determines, including the vesting of the Restricted Stock Award for continued service to the Company or upon the satisfaction of any performance measures, and terms relating to the forfeiture and cancellation of a Restricted Stock Award upon termination of employment or service with the Company.

Restricted Stock Units

A Restricted Stock Unit Award is a right to receive a specified number of Common Shares (or, to the extent permitted in the award terms, a cash payment equal to the fair market value of such Common Shares), subject to the expiration of a specified Restriction Period. Common Shares subject to a Restricted Stock Unit Award are not issued at the time the award is granted, but instead are issued when the Restricted Stock Unit Award becomes vested and is settled in accordance with the terms and conditions of the Plan and the award terms.

The award terms will specify whether the Plan participant is entitled to receive dividend equivalents with respect to the number of Common Shares subject to the award. Any such dividend equivalents will be subject to the same vesting conditions that apply to the Common Shares subject to the award. Prior to the settlement of a Restricted Stock Unit Award in Common Shares, the Plan participant will have no rights as a stockholder of the Company with respect to the Common Shares subject to the award. Each Restricted Stock Unit Award will be subject to any other terms and conditions that the Committee determines, including the vesting of the Restricted Stock Unit Award for continued service to the Company or upon the satisfaction of any performance measures, and terms relating to the forfeiture and cancellation of a Restricted Stock Unit Award upon termination of employment or service with the Company.

Deferred Stock Units

A Deferred Stock Unit Award is a right to receive a specified number of Common Shares (or, to the extent permitted in the award terms, a cash payment equal to the fair market value of such Common Shares), at a time in the future, which is not subject to a Restriction Period or other vesting conditions (other than the minimum vesting period described below). Common Shares subject to a Deferred Stock Unit Award are not issued at the time the award is granted, but instead are issued when the award is settled in accordance with the terms and conditions of the Plan and the award terms.

The award terms will specify whether the Plan participant is entitled to receive dividend equivalents with respect to the number of Common Shares subject to the award. Prior to the settlement of a Deferred Stock Unit Award in Common Shares, the Plan participant will have no rights as a stockholder of the Company with respect to the Common Shares subject to the award. Each Deferred Stock Unit Award will be subject to any other terms and conditions that the Committee determines.

Performance Awards

The Committee may grant Performance Share Awards or Performance Unit Awards. A Performance Share Award is a right to receive, contingent upon the attainment of specified performance measures during a performance period, a specified number of Common Shares (including Restricted Stock), cash representing the value of such shares, or a combination of both. A Performance Unit Award is a right to receive, contingent upon the attainment of specified performance measures during a performance period, a specified amount of cash, Common Shares (including Restricted Stock) having a value equal to such cash amount, or a combination of both. The value, if any, of a Performance Share Award and Performance Unit Award will be determined by the degree to which the performance measures have been achieved during the performance period.

The performance measures may include, without limitation, one or more of the following measures, each of which may be based on absolute standards or peer industry group comparatives and may be applied at various organizational levels (e.g., corporate, business unit, division): (1) cumulative shareholder value added (SVA), (2) customer satisfaction, (3) revenue, (4) primary or fully-diluted earnings per Common Share, (5) net income, (6) total shareholder return, (7) earnings before interest and taxes (EBIT), (8) cash flow, including operating cash flows, free cash flow, discounted cash flow return on investment and cash flow in excess of cost of capital, or any combination thereof, (9) economic value added, (10) return on equity, (11) return on capital, (12) return on assets, (13) net operating profits after taxes, (14) stock price increase, (15) return on sales, (16) debt to equity ratio, (17) payout ratio, (18) asset turnover, (19) ratio of share price to book value of shares, (20) price/earnings ratio, (21) employee satisfaction, (22) diversity, (23) market share, (24) operating income, (25) pre-tax income, (26) safety, (27) diversification of business opportunities, (28) expense ratios, (29) total expenditures, (30) completion of key projects, (31) dividend payout as percentage of net income, (32) earnings before interest, taxes, depreciation and amortization (EBITDA), or (33) any individual performance objective related to the Company, any subsidiary or the Company’s or subsidiary’s business. Such individual performance measures related to the Company, a subsidiary or the Company’s or subsidiary’s business may include, without limitation: (A) production-related factors such as generating capacity factor, performance against the INPO index, generating equivalent availability, heat rates and production cost, (B) transmission and distribution-related factors such as customer satisfaction, reliability (based on outage frequency and duration), and cost, (C) customer service-related factors such as customer satisfaction, service levels and responsiveness and bad debt collections or losses, and (D) relative performance against other similar companies in targeted areas. The measures may be weighted differently for participants based on their management level and the extent to which their responsibilities are primarily corporate or business unit- related, and may be based in whole or in part on the performance of the Company, a subsidiary, division and/or other operational unit under one or more of such measures. The Committee, in its sole discretion, may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

The award terms will specify whether such award may be settled in Common Shares (including shares of Restricted Stock) or cash or a combination thereof. Payment in respect of a Performance Share Award or a Performance Unit Award will be made at such time or times determined by the Committee. Prior to the settlement of a Performance Share Award or a Performance Unit Award in Common Shares or Restricted Stock, the holder of the award will have no rights as a stockholder of the Company with respect to any Common Shares subject to the award.

Each Performance Share Award and Performance Unit Award will be subject to such other terms and conditions that the Committee determines, including the forfeiture and cancellation of such Awards upon termination of employment or service with the Company.

Additional Plan Provisions

Minimum Vesting. The Plan provides for a minimum vesting period of one year (other than awards that in the aggregate do not exceed 5% of the total number of Common Shares available under the Plan), subject to certain exceptions described in the Plan.

Adjustments. In the event of certain types of equity restructurings that causes the per share value of the Common Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the Committee will appropriately adjust awards under the Plan. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, equitable adjustments may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants.

Change in Control. In the event of a change in control, the Board may, in its discretion, provide that (i) some or all outstanding Options and SARs will become exercisable in full or in part, (ii) the restriction period applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Unit Awards will lapse in full or in part, (iii) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (iv) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target or any other level not exceeding the maximum levels allowable under their respective terms. In addition, the Board may, in its discretion, require that shares of capital stock of the company resulting from such change in control, or the parent thereof, be substituted for some or all of the Common Shares subject to outstanding awards as determined by the Board, and/or require outstanding awards to be surrendered to the Company in exchange for a payment of cash, shares of common stock in the Company resulting from the change in control, or the parent thereof, or a combination of cash and shares.

Under the terms of the Plan, a change in control is generally defined as the occurrence of any one of the following events: (i) an unapproved change in the Board during any 24-month period resulting in the incumbent directors ceasing to constitute at least a majority of the Board; (ii) certain acquisitions of

20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board; (iii) the completion of certain reorganizations, mergers, or consolidations or sales or other dispositions of more than 50% of the operating assets of the Company (determined on a consolidated basis) where the Company’s pre-transaction shareholders do not own more than 60% of the outstanding shares and voting power of the resulting corporation in substantially the same proportions, other than in connection with a sale-leaseback or other arrangement resulting in the continued utilization of such assets (or the operating products of such assets) or (iv) approval by the Company’s stockholders of a plan of complete liquidation or dissolution of the Company, other than a plan of liquidation or dissolution which results in the acquisition of all or substantially all of the assets of the Company by an affiliated company.

Withholding. The Company may deduct from any payments under the Plan any federal, state, local or other taxes required to be withheld or paid with respect to an award. Under the Plan, no cash payment will be made with respect to an award and no Common Shares will be issued or certi ficates delivered until all withholding taxes have been paid (or arranged to be paid to the Company’s satisfaction).

Amendments. The Committee may amend the Plan as it deems advisable, subject to stockholder approval if required by law, rule or regulation and any rule of the Nasdaq Global Select Market. No amendment of the Plan or of any outstanding award may materially impair the rights of a holder of the award without the holder’s consent.

Plan Termination. The Plan will terminate on April 28, 2030, unless terminated earlier by the Board. Termination of the Plan will not affect any award granted prior to termination. Awards may be made at any time prior to the termination of the Plan.

Non-Transferability. Awards may not be transferred by the Plan participant, except by will, the laws of descent and distribution or pursuant to any beneficiary designation procedures established by the Company or, to the extent expressly permitted by the award terms, to the Plan participant’s family members, a trust or entity established by the Plan participant for estate planning purposes or a charitable organization designated by the Plan participant.

Clawback Policy. Awards granted under the Plan and any cash payment or Common Shares delivered pursuant to an award are subject to forfeiture and recovery by the Company pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including any policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act or as otherwise required by law.

Restrictive Covenants. If the holder of an Option, SAR, Restricted Stock Unit Award or Performance Unit Award breaches his or her obligations to the Company under a noncompetition, non-solicitation, confidentiality, intellectual property or other restrictive covenant, each award shall be cancelled and, if applicable, shall cease to be exercisable as of the date the holder breached such obligation, and the Company thereafter may require the repayment of any amounts received by such holder in connection with such award.

REOFFERS AND RESALES

Plan participants deemed to be “affiliates” of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), may only resell Common Shares, including shares acquired by exercise of an Option or SAR, pursuant to an effective registration statement under the Securities Act, Rule 144 under the Securities Act or another appropriate exemption from registration. Generally, an “affiliate” is one who controls, is controlled by or is under common control with an issuer, such as a director and certain corporate officers. Anyone who may be considered an affiliate of the Company should consult with legal counsel before selling any Common Shares.

The restrictions imposed by Section 16 of the Exchange Act, upon any of the Company’s directors or officers will apply to awards under the Plan. In general, any grant under the Plan to a person subject to Section 16 will be exempt from the short-swing liability (but not the reporting) provisions of Section 16. However, sales of Common Shares by such a person will generally be subject to the short-swing liability and reporting provisions of Section 16. Plan participants subject to Section 16 should consult with legal counsel before engaging in any transaction in Common Shares.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion of certain anticipated U.S. federal income tax consequences to Plan participants is based on the Code as currently in effect, and existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change, prospectively or retroactively. In addition to being subject to the federal income tax consequences described below, a Plan participant may also be subject to other U.S. federal taxes and state, local and non-U.S. taxes in the jurisdiction in which he or she works and/or resides. EACH AWARD RECIPIENT SHOULD CONSULT HIS OR HER PERSONAL TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES APPLICABLE TO PARTICIPATION IN THE PLAN.

Nonqualified Stock Options

A Plan participant who receives a Nonqualified Stock Option will not recognize any taxable income as a result of the grant. When a Plan participant exercises a Nonqualified Stock Option, the Plan participant will recognize compensation taxable as ordinary income equal to the excess, if any, of the fair market value of the Common Shares purchased (determined on the date of exercise) over their Purchase Price. The tax basis of the Common Shares purchased will be equal to the Purchase Price paid plus the amount of compensation recognized by the Plan participant, and the holding period for the shares will begin on the day after they are transferred to the Plan participant.

Incentive Stock Options

A Plan participant who receives an Incentive Stock Option will not recognize taxable income at the time of grant or at the time of exercise, except that the excess, if any, of the fair market value of the Common Shares purchased (determined as of the date of exercise) over their Purchase Price is included in alternative minimum taxable income subject to the alternative minimum tax.

If a Plan participant exercises an Incentive Stock Option and does not dispose of the Common Shares acquired within the period ending on the later of (i) two years after the Option was granted and (ii) one year after the date when the shares are transferred to the Plan participant (any disposition within this period, a “disqualifying disposition”), then upon disposition of the Common Shares: (1) the amount, if any, realized in excess of the Purchase Price will be treated as long-term capital gain and (2) the amount, if any, by which the Purchase Price exceeds the amount realized upon the disposition will be treated as long-term capital loss.

If a Plan participant exercises an Incentive Stock Option and disposes of the Common Shares acquired in a disqualifying disposition, then upon disposition of the shares:

(1) if the amount realized upon disposition is equal to or greater than the Common Shares’ fair market value on the date of exercise: (a) the amount, if any, by which the fair market value on the date of exercise exceeds the Purchase Price will be treated as compensation taxable as ordinary income to the Plan participant in the year of the disposition; and (b) the amount, if any, realized in excess of the fair market value on the date of exercise will be treated as short- term or long-term capital gain, depending on the Plan participant’s holding period for the Common Shares;

(2) if the amount realized upon the disposition is less than the Common Shares’ fair market value on the date of exercise but not less than the Purchase Price, the excess of the amount realized upon the disposition over the Purchase Price will be treated as compensation taxable as ordinary income to the Plan participant in the year of disposition;

(3) if the amount realized upon the disposition is less than the Purchase Price, the excess of the Purchase Price over the amount realized will be treated as short-term or long-term capital loss, depending on the Plan participant’s holding period for the Common Shares; and

(4) notwithstanding subparagraphs (2) and (3) of this paragraph, if the disqualifying disposition is a transaction (such as a sale between related parties or a gift) in which any loss, if sustained, would not have been recognized under the Code, the amount, if any, by which the Common Shares’ fair market value on the date of exercise exceeds the Purchase Price will be treated as compensation taxable as ordinary income to the Plan participant in the year of disposition.

If a Plan participant pays the Purchase Price of an Incentive Stock Option in cash, the basis for the shares will be equal to the Purchase Price plus, in the case of a disqualifying disposition, the amount of ordinary income recognized by the Plan participant, and the holding period will commence on the day after the date the Common Shares are transferred to the Plan participant.

Use of Previously-Owned Shares to Pay Purchase Price

If a Plan participant pays the Purchase Price of a Nonqualified Stock Option by tendering previously owned Common Shares, the Plan participant will not recognize any taxable income with respect to the delivered Common Shares solely by reason of such delivery, and the Plan participant’s tax basis for the Common Shares received equal to the number of Common Shares delivered will be equal to his or her tax basis in the Common Shares used to pay the Purchase Price. The holding period for such Common Shares will include the period of time during which the Common Shares used to pay the Purchase Price were held. The Plan participant’s basis for the Common Shares received in excess of the number of Common Shares delivered will equal the fair market value of the Common Shares used to determine the amount of taxable compensation arising from the exercise of the Nonqualified Stock Option. The holding period for the excess Common Shares will commence on the day after the date the Common Shares are transferred to the Plan participant.

If a Plan participant pays the Purchase Price of an Incentive Stock Option by tendering previously owned Common Shares, the Plan participant will not recognize any taxable income with respect to the delivered Common Shares solely by reason of such delivery unless the Plan participant delivers Common Shares previously acquired upon exercise of an Incentive Stock Option and such delivery constitutes a disqualifying disposition. If such delivery constitutes a disqualifying disposition, the difference between the fair market value of the delivered Common Shares on the date they were acquired by exercise of the Incentive Stock Option and the Purchase Price for the delivered Common Shares will be treated as compensation taxable as ordinary income to the Plan participant in the year of disposition and the Plan participant will not recognize any other income by reason of the disposition. The Plan participant’s basis for the number of Common Shares received equal to the number of Common Shares delivered will be the same as for the Common Shares delivered, except that the basis of the Common Shares received will be increased by any taxable compensation recognized as the result of the disqualifying disposition. The holding period for the number of Common Shares received equal to the number of Common Shares delivered will include the period of time during which the Common Shares used to pay the Purchase Price were held for purposes of determining whether any gain or loss subsequently recognized is short-term or long-term, but not for purposes of determining the period of time during which a sale of the Common Shares would constitute a disqualifying disposition. The Plan participant’s basis for Common Shares received in excess of the number of Common Shares delivered will be zero and the Plan participant’s holding period for the excess shares will commence on the day after the date the Common Shares are transferred to the Plan participant.

Stock Appreciation Rights

A Plan participant who receives an SAR will not recognize any taxable income as a result of the grant. When an SAR is exercised, the Plan participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value on the date of exercise of any Common Shares received upon exercise and any cash paid instead of shares. The tax basis of any shares received will be equal to the amount of compensation recognized in respect of those shares, and the Plan participant’s holding period for those shares will begin on the day after the date on which the shares are transferred to the Plan participant.

Restricted Stock

A Plan participant who receives Common Shares pursuant to a Restricted Stock Award and which are subject to restrictions constituting a substantial risk of forfeiture under Section 83 of the Code will not recognize any taxable income as the result of the grant (unless the Plan participant makes an “83(b) election” as described below), but will recognize compensation taxable as ordinary income on the date that the Restriction Period lapses (or on such other date on which the restrictions constituting a substantial risk of forfeiture lapse), in an amount equal to the fair market value of the shares on such date, reduced by the amount, if any, paid for the shares. The tax basis of the shares will be equal to the amount of compensation recognized plus the amount, if any, paid for the shares, and the holding period for the shares will begin on the date on which the Restriction Period (or such other date on which the restrictions constituting a substantial risk of forfeiture) lapses. Dividends paid on Restricted Stock Awards prior to the date on which compensation is recognized will be treated as compensation for federal income tax purposes when received. A Plan participant who has received a Restricted Stock Award may elect to be taxed on the date of grant (an “83(b) election”). Any 83(b) election must be made with the Internal Revenue Service by the Plan participant no later than 30 days after the date of grant and cannot later be revoked. If the Plan participant makes an 83(b) election, the Plan participant will recognize compensation taxable as ordinary income on the date of grant equal to the fair market value of the Common Shares on that date, reduced by the amount, if any, paid for the shares. If the Common Shares subject to an 83(b) election are later forfeited by the Plan participant, the Plan participant will not be entitled to any deduction, refund or loss for the compensation recognized with respect to the forfeited shares.

Restricted Stock Units

A Plan participant who receives a Restricted Stock Unit Award will not recognize any taxable income as a result of the grant. When the Restriction Period (or other restrictions) applicable to the Restricted Stock Unit Award lapses and the Common Shares subject to the Restricted Stock Unit Award are transferred (or cash equal to the fair market value thereof is paid) to the Plan participant, the Plan participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the transferred Common Shares on the date of transfer (or the amount of cash paid to the Plan participant). The tax basis of the shares received will be equal to the amount of compensation recognized, and the holding period for those shares will commence on the day following the date on which the shares are transferred to the Plan participant. Any dividend equivalents paid on Restricted Stock Unit Awards will be included as compensation for federal income tax purposes when received.

Deferred Stock Units

A Plan participant who receives a Deferred Stock Unit will not recognize any taxable income as a result of the grant. When the award vests and the Common Shares subject to the award are transferred (or cash equal to the fair market value thereof is paid) to the Plan participant, the Plan participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the transferred Common Shares on the date of transfer (or the amount of cash paid to the Plan participant). Deferred Stock Units may be subject to Section 409A, and the failure of any award of deferred stock that is subject to Section 409A to comply with Section 409A may result taxable income to the participant upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A, and, potentially, certain interest penalties may apply.

Performance Share and Performance Unit Awards

A Plan participant to whom a Performance Share Award or Performance Unit Award is granted will not recognize taxable income as a result of the grant. The Plan participant will recognize compensation taxable as ordinary income at the time cash or Common Shares are paid or transferred to him or her pursuant to the award in an amount equal to the cash payment or fair market value of the Common Shares received at such time. The tax basis of any Common Shares received by the holder pursuant to a Performance Award will equal the amount of compensation recognized and the holding period will commence on the day following the date on which the shares are transferred to the Plan participant.

General

Any compensation includable in the gross income of a Plan participant who is an employee will generally be subject to applicable federal, state and local income tax withholding.

The Company will generally be allowed a deduction for amounts of compensation recognized by Plan participants, except to the extent the limitations of Section 162(m) of the Code, or other restrictions on the deduction of compensation, are applicable.

The discussion set forth above is intended only as a summary and does not purport to be a complete explanation of all potential tax effects relevant to Plan participants. Accordingly, all Plan participants should consult their own tax advisors concerning the federal, state, local and non-U.S. income and other tax considerations relating to awards and rights thereunder.

OTHER INFORMATION

The Company will provide, without charge, to each Plan participant a copy of any documents that have been incorporated by reference in Item 3 of Part II of the Company’s registration statements on Form S-8, filed with the Securities and Exchange Commission on May 27, 2020, and such documents are incorporated by reference herein. Requests for such documents should be made, orally or in writing, to Exelon Corporation, Attn: Corporate Secretary, 10 South Dearborn Street, P.O. Box 805379 Chicago, Illinois, 60680, telephone number (800) 483-3220. Stockholder communications and other reports furnished to stockholders of the Company may be obtained upon oral or written request from the Company’s Corporate Secretary at the address or telephone number above.

The information in this prospectus will be updated regularly by an appendix, a new prospectus or by including information in the most recent annual report to stockholders or the most recent proxy statement of the Company. If you are referring to this prospectus after the lapse of a significant period of time from the date of its initial publication, you should obtain and refer to all such updates. If you receive an appendix after you receive this prospectus, you should keep it with this prospectus and refer to it whenever you refer to this prospectus.